EXHIBIT 23.5

      [Merrill Lynch, Pierce, Fenner & Smith Incorporated Letterhead]

                                 CONSENT OF
             MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

          We hereby consent to (i) the use of our opinion letter to the Board of Directions of The Coastal Corporation (the "Company") included as Annex E to the Joint Proxy Statement/Prospectus which is included in the Registration Statement (No. 333-31060) that is incorporated by reference into this Registration Statement on Form S-4 relating to the merger of El Paso Merger Company, a wholly-owned subsidiary of El Paso Company, with and into the Company, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      MERRILL LYNCH, PIERCE, FENNER &
                                      SMITH INCORPORATED



                                     By:  /s/ DAVID S. MILLER
                                          ----------------------------
                                          Name:  David S. Miller
                                          Title: Director

February 14, 2001